Exhibit 10.3

ACETO CORPORATION
STOCK OPTION PLAN
(as Amended and Restated effective as of September 19, 1990)

1.	Purpose

The Aceto Corporation Stock Option Plan (the “Plan”) is intended to give to officers and other key employees of Aceto Corporation (the “Company”) an increased incentive to promote the success of the Company by affording them an opportunity to purchase stock in the Company pursuant to stock options.

2.	Number of Shares

Options may be granted by the Company from time to time under the Plan to one or more persons falling within the class of employees specified in Paragraph 4 hereof to purchase an aggregate of 400,000 shares of the company’s Common Stock, $.01 par value, subject to adjustment as provided in paragraph 8.  The shares available for options to be granted under the Plan may consist either in whole or in part of shares of the Company’s authorized but unissued Common Stock or shares of the Company’s authorized and issued Common Stock reacquired by the Company and held in its treasury, as may from time to time be determined by the Board of Directors (the “Board”).  If any option granted under the plan expires or terminates for any reason, in whole or in part, without having been exercised, the number of shares subject to that option or part shall be available for further options pursuant to the Plan.

3.	Administration

The Plan shall be administered by the Board, which shall have full authority, subject to the provisions of the Plan, (i) to determine, in its discretion, the individuals to whom, and the times at which, options shall be granted, the number of shares covered by each option, the option price, and the other terms and provisions of the respective option agreements (which need not be identical), including provisions concerning the time or times when, and the extent to which, the options may be exercised, (ii) to adopt rules and regulations relating to the Plan, (iii) to interpret the Plan and the option agreements, and (iv) to make all other determinations and to take all other action necessary or advisable for the administration of the Plan.  All such determinations and actions shall be final and conclusive for all purposes and upon all persons.

4.	Eligibility

Officers and other key employees of the Company or any subsidiary of the Company shall be eligible to receive an option or options hereunder.  A director, as such, shall not be considered an officer or employee for purposes of the Plan, but a person otherwise eligible to participate in the Plan shall not be disqualified because he is a director of the Company or any subsidiary.  More than one option may be granted to any eligible person.  No option may be granted to any person who owns, at the time an option is granted to him, more than 10% of the then outstanding shares of the Company’s Common Stock.  As used herein, the term “subsidiary” means any corporation of which stock possessing 50% or more of the total combined voting power of all classes of stock is owned directly by the Company or by any one of its subsidiaries (as defined in this sentence).

5.	Option Price; Date of Option

(a)	The option price shall be determined by the Board, and may be greater than or less than the market value of the stock on the date the option is granted.

(b)	The date of the granting of an option under the Plan shall be the date on which such option shall be duly executed by or on behalf of the Company.

6.	Exercise of Option

(a)
Each option granted under the Plan shall become exercisable at such time, or in installments at such times, as may be provided therein.  To the extent that any installment of an option has become exercisable it may be exercised thereafter, in whole at any time or from time to time in part, until the option or that installment terminates.  An option may be exercised only during the continuance of the optionee’s employment, except as provided in paragraph 7 with respect to termination of optionee’s employment on his death.  As used herein, the term “optionee’s employment” shall mean the employment of the optionee by the Company or by a subsidiary.

(b)
An option shall be exercised by written notice of exercise in the form prescribed by the Board, delivered to the Company, in such manner as the Board may designate.  The notice shall specify the number of shares for which the option is being exercised (which number, if less than all of the shares then subject to exercise, shall not be less than such number as the Board may designate) and shall be accompanied by payment in full of the purchase price of such shares.

(c)	Upon any exercise of an option, the Company may, in the discretion of the Board, offer to lend to the person exercising the option all or any part of the purchase price of the shares to be purchased upon exercise of the option, the loan to be on such terms (including the rate of interest, the repayment schedule and the security, if any) as the Board may determine.

(d)
Upon any exercise of an option, the Company may, in the discretion of the Board, permit the person exercising the option to make all or any portion of such payment in kind by the delivery of shares of the Common Stock having a fair market value, on the date of delivery, equal to the portion of the option price so paid.

(e)
No shares shall be delivered upon exercise of any option until all laws, rules and regulations which the Board may deem applicable have been complied with.  If a registration statement under the Securities Act of  1933 is not then in effect with respect to the shares issuable upon such exercise, the person exercising the option must give to the Company a written representation and undertaking, satisfactory in form and substance to the Board, that he is acquiring the shares for his own account for investment and not with a view to the distribution thereof; in such case the certificates for the shares shall bear an appropriate legend.

(f)
The person exercising an option shall not be considered a recordholder of the stock so purchased for any purpose until the date on which he is actually recorded as the holder of such stock upon the stock records of the Company.

7.	Termination of Option

Each option, to the extent it has not theretofore been exercised, shall terminate upon the termination of the optionee’s employment for any reason, except that if the optionee’s employment ceases by reason of his death, his option may be exercised (by the person or persons to whom his rights under the option pass by his will or by the laws of descent and distribution) at any time within 90 days after his death, for the lesser of (i) that number of shares which the optionee was entitled to purchase at the time of his death or (ii) that number of shares for which the option would have been exercisable on the date of exercise had the optionee’s employment not terminated.  An optionee’s employment shall not be deemed to have ceased by reason of the transfer of his employment, without interruption of service, between or among the Company and any subsidiary of the Company.

8.	Adjustments Upon Changes in Stock

Each option agreement shall contain such provisions as the Board may determine to be appropriate for the adjustment of the kind and number of shares subject to the option, or the option price or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, stock distributions, recapitalizations, reorganization, mergers, consolidations, sales or exchanges of assets, combinations or exchanges of shares, or the like.  In the event of any such change in the outstanding Common Stock, the kind and aggregate number of shares of stock subject to the Plan shall be adjusted if and to the extent determined appropriate by the Board whose determination shall be conclusive.

9.	Non-Transferability of Options

Any option granted under the Plan may not be transferred and, during the lifetime of the employee to whom granted, may be exercised only by him.

10.	No Right to Employment

Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any officer or employee any right to continue in the employ of the Company or of any of its subsidiaries or shall interfere in any way with the right of the Company or any such subsidiary to terminate his employment with or without cause.

11.	Amendment, Suspension, Expiration and Termination of Plan

The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order to conform to any change in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided however, that without the approval of the Stockholders of the Company no such amendment shall (a) except as specified in paragraph 8, increase the maximum number of shares for which options may be granted under the Plan, or (b) change the provisions of paragraph 4 relating to eligibility.

The Plan shall terminate on September 19, 2000 or at any such earlier time as the Board may determine.  Options outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

12.	Stockholder Approval

The Plan as Amended and Restated shall become effective upon its adoption by the Board but if the Plan is not approved by the stockholders of the Company within twelve months after its adoption by the Board of the Plan and any options granted thereunder subsequent to September 19, 1990 shall become void.